Exhibit 10.65

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.
                                                                                                                                          Execution Copy

DELTA CONNECTION
AGREEMENT

This Delta Connection Agreement (this "Agreement"), dated and effective the 27th day of April, 2007 (the “Agreement Date”), is among Delta Air Lines, Inc., whose principal address is 1030 Delta Boulevard, Atlanta, Georgia  30320 ("Delta"), Pinnacle Airlines Corp., whose principal address is 1689 Nonconnah Boulevard, Suite 111, Memphis, TN  38132 (“Parent”) and Pinnacle Airlines, Inc., whose principal address is 1689 Nonconnah Boulevard, Suite 111, Memphis, TN  38132 (“Operator”).

WHEREAS, Delta operates the Delta Connection program; and

WHEREAS, Parent is the owner of all of the outstanding capital stock of Operator;

WHEREAS, Delta desires Operator to operate certain aircraft as a Delta Connection carrier; and

         WHEREAS, Operator desires for Delta to perform and provide various marketing, schedule and fare related, and other services for Operator in connection with the Delta Connection program; and

WHEREAS, Delta is willing to perform and provide various marketing, schedule and fare related, and other services for Operator in connection with the Delta Connection program; and

WHEREAS, this Agreement will enhance the ability of Operator and Delta to serve the public and the communities that they serve or may choose to serve; and

WHEREAS, Parent will cause Operator to perform its obligations under this Agreement pursuant to the terms and conditions of Article 27 below and the other terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Delta and Parent (on behalf of itself and Operator), intending to be legally bound, hereby agree as follows:

ARTICLE 1.  FARES AND RULES PUBLICATION.

A.  Delta Connection Program and Appointment of Delta as Agent.  Operator hereby appoints Delta as its agent to publish its fares, schedules and related information under Delta’s two letter flight designator code in city pairs specified by Delta on (i) the sixteen (16) CRJ-900 aircraft set forth on Exhibit A attached hereto (the “Initial Aircraft”), (ii) up to an additional [***] CRJ-900 aircraft, in Delta’s sole discretion, when, as and if Delta elects to add any such aircraft to Operator’s Delta Connection fleet under this Agreement, provided Delta provides Operator with at least one hundred twenty days (120) prior written notice of any such election and (iii) any other aircraft subsequently agreed by the parties to be operated by Operator within the Delta Connection program (collectively, the “Aircraft”), and Delta hereby accepts such appointment.  Delta hereby grants Operator the authority to operate as a Delta Connection carrier, and Operator hereby accepts such grant, to conduct air transportation operating the Aircraft utilizing certain services together with certain trademarks and service marks owned by Delta or which Delta has the right to use, all as provided herein.

B.  Fares, Rules and Seat Inventory.  Delta, in its sole discretion, shall establish and publish all fares and related tariff rules for all seats, cargo and freight on the Aircraft, including fares and rules for local traffic in the city pairs served by such Aircraft.  In addition, Delta will control all seat inventory and revenue management (including non-revenue passenger) decisions for the Aircraft.

C.  Schedules Publication.  Delta, in its sole discretion, shall establish and publish all schedules for the Aircraft, including city-pairs served, frequencies, and timing of scheduled departures, taking into consideration the Aircraft type, maintenance requirements, crew scheduling requirements, aircraft rotation requirements and applicable route, slot or other regulatory restrictions.  So that the information can be properly disseminated to Operator for pilot and flight attendant staffing, and related operational requirements, Delta will, from time to time, notify Operator of the preliminary schedule times, frequencies and related information for the Aircraft no later than seventy-five (75) days prior to the commencement of such schedule.  Operator shall provide to Delta the proposed block times for the Aircraft, Aircraft performance analysis on operational items such as passenger and baggage limitations (together with relevant assumptions) and airfield appropriateness applicable to airports specified in Delta’s request for each of the city pair proposed by Delta no later than fourteen (14) days of Operator’s receipt of the preliminary schedule times provided by Delta.   Notwithstanding the above, upon written notice to Operator, Delta may assume responsibility for establishing the Aircraft block times.  Regardless of whether Delta or Operator establishes the Aircraft block times, such block times shall be based on a block time reliability rate of between [***] and [***] or the block time reliability rate used for scheduling Delta mainline service, whichever is greater.  No later than [***] days prior to the commencement of such schedule, Delta will notify Operator of the final schedule times, frequencies and related information for the Aircraft.  Where practical, Delta will collaborate with Operator to determine mutually optimal schedules.  Operator shall operate the Aircraft in the city pairs designated by Delta, subject to the frequency and other scheduling requirements established by Delta from time to time.  In addition, it is agreed and understood that Delta may utilize and schedule any of the Aircraft to perform various charter operations on behalf of Delta as can be reasonably accommodated by Operator, including without limitation after taking into consideration Operator’s maintenance requirements for the Aircraft.

Notwithstanding anything to the contrary in this Agreement, except for maintenance servicing (with no revenue passengers), in no event shall any Delta Connection Flights be scheduled, nor shall Operator operate any Delta Connection Flights, in or out of [***].

D.  In-Service Schedule.  Operator hereby covenants and agrees that the Aircraft shall be available to be placed into service as contemplated by this Agreement no later than the dates set forth on Exhibit A-1.  In addition to any other rights and remedies Delta may have under this Agreement, in the event that any Aircraft is not ready to be placed into service as contemplated by this Agreement by the applicable date set forth on Exhibit A-1 as a result of any action or inaction of Operator or Parent, Operator shall pay Delta an amount of [***] per day that each such Aircraft is late in being available to be placed into such service, up to a maximum of [***]  per Aircraft.  If any Aircraft is more than thirty (30) days late being placed into service past the applicable dates set forth on Exhibit A-1 as a result of any action or inaction of Operator or Parent, then Operator and Parent shall be deemed in material breach of this Agreement, and Delta, in addition to any other rights and remedies Delta may have under this Agreement, Delta shall have the right to immediately terminate this Agreement, upon written notice to Operator, at any time prior to such Aircraft being placed into Delta Connection service pursuant to this Agreement.  Upon any such termination of this Agreement by Delta, Operator shall not owe any amounts to Delta pursuant to this Section 1(D) for any days after the effective date of such termination.

E.  Spare Aircraft.  Notwithstanding anything in this Article 1 or elsewhere in this Agreement to the contrary, one of the sixteen (16) CRJ-900 initial Aircraft set forth on Exhibit A attached hereto shall be designated as a spare aircraft, which will not be scheduled for Delta Connection Flights but may be used by Operator to replace another Aircraft in the operation of a Delta Connection Flight that otherwise would be cancelled and/or used to meet applicable maintenance requirements.

ARTICLE 2.  LIMITATION OF USE.

A.  Operator agrees that, except as otherwise directed or approved in writing by Delta, in Delta’s sole discretion, (i) the Aircraft may be used only to provide the air services contemplated by this Agreement (including charter flights pursuant to Section 1(C) hereof, the “Delta Connection Flights”), (ii) the Delta Connection Flights shall only be operated under Delta’s “DL” flight designator code except as otherwise directed by Delta,  and (iii) the Aircraft may not be used by Operator for any other purpose including, without limitation, flying for any other airline, providing charter services other than pursuant to Section 1(C) hereof, or on Operator’s own behalf.

B.  Without the prior written consent of Delta, neither Operator, nor any affiliate of Operator, shall use outside the scope of this Agreement any of the services, facilities or equipment provided, or caused to be provided, by Delta, or an affiliate of Delta, to Operator in connection with the Aircraft or the Delta Connection Flights.  With respect to any ancillary facilities or equipment obtained by Operator pursuant to the terms hereof specifically for use by Operator in connection with providing the services contemplated by this Agreement, or otherwise provided by Delta to Operator for such use, such use for the benefit of Delta shall have priority over any other use contemplated by Operator. With respect to facilities, equipment owned, leased or otherwise used by Operator, Delta shall have the right to designate on a reasonable basis and from time to time, in which case Operator shall use reasonable commercial efforts to use such property to carry out Operator’s obligations under this Agreement, provided that Operator shall have no obligation to use such designated property if such use would increase Operator’s costs of providing such service to Delta or otherwise adversely affect Operator’s performance hereunder.  Nothing herein shall obligate Parent or Operator to use any ground service equipment, aircraft or aircraft engines hereunder that are used primarily for the benefit of other operations of Parent or Operator.

ARTICLE 3.  COMPENSATION.

Base Compensation.  Commencing after the operation of the initial Delta Connection Flight, except as set forth elsewhere in this Agreement, in exchange for the flying and operation of the Aircraft pursuant to the terms and conditions of this Agreement, Delta shall pay Operator the “Base Rate Costs” and the “Pass Through Costs” (each as such term is defined below, and collectively, the “Direct Costs”) and the “Reimbursable Costs” (as such term is defined below), in each case, as relates to the operation of the Delta Connection Flights and as determined in accordance with this Agreement. It is understood that Direct Costs and other Reimbursable Costs shall be based on market based, direct operating costs and generally accepted accounting principles (“GAAP”), and specifically exclude any pre-paid expenses except as expressly provided herein.  In addition, in any month in which Operator achieves a completion rate for the Delta Connection Flights of at least [***] Delta shall pay Operator a mark-up (the “Base Mark-up”) of [***] of such Direct Costs incurred during such month, subject to certain exceptions,  limitations and adjustments set forth below.  Any Delta Connection Flight operated with no revenue passengers or not completed within [***]) hours of its scheduled arrival time shall be deemed not completed for purposes of determining Operator’s eligibility to any Base Mark-up, “Monthly Incentive Compensation” or “Semi-Annual Incentive Compensation” (each, as defined below), unless operated at the direction of Delta.  In addition, if (i) on a given day a disproportionate number of the Delta Connection Flights into or out of the Delta hub airport which such flights are scheduled to operate vis-à-vis all Delta and Delta Connection operated flights into or out of such hub are canceled for weather related or Air Traffic Control ("ATC") related reasons on such day (a “Disproportionate ATC Cancellation”) or (ii) Delta requests operator to cancel one or more Delta Connection Flights (a “Delta Directed Cancellation” and together with Disproportionate ATC Cancellation, a “Disproportionate Cancellation”), then, such Disproportionate Cancellations shall be excluded from the calculation of Operator’s completion rate for purposes of determining Operator’s eligibility to any Base Mark-up, “Monthly Incentive Compensation” or “Semi-Annual Incentive Compensation.”  If Delta requests Operator to cancel one or more Delta Connection Flights, Operator shall comply with any such request within the time period reasonably requested by Delta.  In the event Operator does not cancel any such Delta Connection Flights (each, an "Operator Non-Cancelled Flight"), then each such Operator Non-Cancelled Flight, for purposes of this Agreement, shall not be regarded as a completed flight, nor included as a Disproportionate Cancellation, and Delta shall not be obligated to pay Operator any Base Compensation, incentive compensation, or any other reimbursements in connection with such Operator Non-Cancelled Flights.  For any Delta Directed Cancellation, unless such cancellation becomes an Operator Non-Cancelled Flight, Operator shall be compensated for its Direct Costs incurred in connection with such Delta Directed Cancellation, other than maintenance-related costs set forth on Exhibit B, for which Operator shall receive no compensation.

(i)  The “Base Rate Costs” shall include certain direct operating costs recorded in accordance with generally accepted accounting principles (“GAAP”) incurred by Operator in its operation of the Delta Connection Flights.  The Base Rate Costs for each of calendar years 2007 through 2015 are set forth on Exhibit B attached hereto and incorporated herein.    The Base Rate Costs shall be paid on a unit basis as set forth on Exhibit B.

(ii)  The “Pass Through Costs” shall include the following variable costs incurred by Operator in connection with its operation of the Delta Connection Flights for which Delta shall bear the risk of price and volume fluctuations, provided that such costs shall be reconciled on a monthly basis to reflect the actual costs incurred by Operator:

(1)	Landing Fees;

(2)	Hull Insurance;

(3)	Passenger Liability Insurance;

(4)	War Risk Insurance;

(5)
Fuel Expense – Operator’s actual fuel and into-plane expenses, plus associated taxes (excluding any fuel purchases made, or caused to be made, by Delta for the benefit of Operator); provided, however, any Mark-Up of the Fuel Expense shall assume a price of [***] per gallon fuel price;

(6)	Glycol and de-icing services (but not if provided by Delta or an affiliate or designee of Delta);

(7)	Catering Costs (but not if provided by Delta or an affiliate or designee of Delta);Security (but not if provided by Delta or an affiliate or designee of Delta);

(8)	Property Taxes;

(9)	All costs to change the initial Delta Connection livery of any Aircraft pursuant to any request by Delta;

(10)
Engine Maintenance Expense, provided such expense shall not, in any event, exceed the per completed block hour rates identified as Heavy Engine and Maintenance Reserve in Exhibit B (or such other amount mutually agreed upon by the parties), unless otherwise required by Delta;

(11)
Ground Handling Services, including without limitation all costs and charges specified in the ground handling agreement referenced in Section 26(A) below (but not if provided free of charge to Operator by Delta or an affiliate or designee of Delta); and

(12)
“Terminal Facility Rent and Use Charges” – Operator’s actual applicable terminal facility rent and use charges (including common use, ramp rent and jet bridge expenses), including without limitation facilities maintenance and operation expenses, but excluding any such rent and use charges if premises are provided by Delta or any affiliate or designee of Delta.

(13)	Aircraft Debt Service, provided such expense shall not, in any event, exceed [***] per aircraft per month.

Notwithstanding the foregoing, Pass Through Costs shall not include any late payment charges, penalties and/or fees which Operator incurs in connection with the payment of the expenses listed above.  Estimates of certain of the initial Pass Through Costs are set forth on Exhibit B.  Any costs or expense not included either as a Pass Through Cost, Reimbursable Cost, Non-Reimbursable Cost or Delta Cost shall be deemed a Base Rate Cost.

B.  Reimbursable Costs not Subject to Mark-up.  Delta shall reimburse Operator for [***] of the costs incurred for the following items (“Reimbursable Costs”), but it is expressly agreed that no Mark-Up (including any potential incentive compensation as set forth in Section 3(E) below) of such costs shall be paid by Delta:

(1)
Any Federal Aviation Administration (“FAA”) or Department of Transportation (“DOT”) fines administered or levied against Operator due to an action or omission principally caused by Delta or an affiliate of Delta.

C.  Non-Reimbursable Costs.  The parties hereby acknowledge and agree that Operator shall be solely responsible and Delta shall not be responsible, nor reimburse Operator, for any of the following costs:

(1)
any and all FAA, DOT or any other government or regulatory agency fines administered or levied against Operator due to any action or omission not principally caused by Delta or an affiliate of Delta; and

(2)
Passenger amenities costs and other interrupted trip expenses, including without limitation denied boarding compensation, food and lodging expenses and other transportation costs incurred by Operator due to any action or omission principally caused by Operator or an affiliate of Operator; and

(3)  Any Pass Through Costs determined to be unreasonable by Delta, based on then current objective market conditions, provided that Delta shall give Operator at least sixty (60) days advance written notice of any such determination, and discuss such costs with Operator prior to making such a determination.

D.  Delta Costs.  The parties acknowledge and agree that the following costs related to Operator’s services hereunder shall be paid directly by Delta and shall not be included in the Base Compensation or any incentive compensation calculation or payment:

(1)	Travel agency commissions, if any;
(2)	Credit card fees;
(3)	Reservations handling charges;
(4)	Booking fees;
(5)	Frequent flyer charges;
(6)	Denied boarding costs, except as set forth in Section 3(C)(3) above;
(7)	Advertising;
(8)	Glycol and de-icing services (if provided by Delta or an affiliate or designee of Delta);
(9)	Terminal Facility Rent and use charges, including without limitation facilities maintenance and operations costs (if premises are provided by Delta or an affiliate or designee of Delta);
(10)	Fuel and fuel management expenses (if provided or cause to be provided by Delta or an affiliate or designee of Delta); and
(11)	The cost of any “Support Services” (as defined in Article 8 herein) and any ticketing services, if provided, or cause to be provided, by Delta or an affiliate or designee of Delta.

E.  Incentive Compensation.

1.	Definitions. The parties agree that for purposes of this Agreement the following terms shall have the respective meanings as set forth below:

a.
“Monthly Incentive Goal” shall mean with respect to each month during the Term, the monthly goals set forth in paragraph 1 of Schedule 3 attached hereto with respect to each of:  (i) completion rate and (ii) on-time arrival (collectively, “Monthly Performance Categories”).

b.
“Semi-Annual Goal” shall mean, with respect to each of the semi-annual periods identified in paragraph 2 of Schedule 3 attached hereto, the semi-annual goals set forth therein with respect to each of (i) completion rate, (ii) on-time arrival and (iii) customer satisfaction rating (collectively, “Semi-Annual Performance Categories”) (Semi-Annual Performance Categories and Monthly Performance Categories, collectively, “Performance Categories”).

2.
Monthly Incentive Compensation.  In addition to the Base Compensation, Operator shall have the opportunity to earn additional compensation (the “Monthly Incentive Compensation”) based upon its actual performance in the Monthly Performance Categories as compared to the applicable Monthly Incentive Goal.  For each month during the Term of this Agreement, Delta shall pay Operator an additional [***] mark-up of the Direct Costs (subject to the limitations set forth in this Agreement, as calculated monthly based on the actual direct costs incurred by Operator in operating the Delta Connection Flights during such month) for each of the following performance goals that Operator achieves during such month:

(i)
Actual completion rate (excluding cancellations due to charter flights pursuant to Section 1(C) hereof and Disproportionate Cancellations) for its Delta Connection Flights equal to or greater than the applicable Monthly Incentive Goal; and

(ii)	Actual on-time arrival (A-14) rate for its Delta Connection Flights equal to or greater than the applicable Monthly Incentive Goal.

3.
Semi-Annual Incentive Compensation.  In addition to the Base Compensation and the Monthly Incentive Compensation, Operator shall have the opportunity to earn additional compensation (the “Semi-Annual Incentive Compensation”) based upon its semi-annual performance in the Semi-Annual Performance Categories as compared to the Semi-Annual Incentive Goal for each Semi-Annual Performance Category.  During each six-month period (measured from each January 1 through June 30 and July 1 through December 31) during each year of the Term of this Agreement, Delta shall pay Operator a [***]  mark-up of the Direct Costs (subject to the limitations set forth in this Agreement, as calculated based on the actual direct costs incurred by Operator in operating the Delta Connection Flights during such six-month period) for such six-month period for each of the following performance goals that Operator achieves during the applicable six-month period:

(i) Actual Completion rate (excluding cancellations due to charter flights pursuant to Section 1(C) hereof and Disproportionate Cancellations) for its Delta Connection Flights equal to or greater than the applicable Semi-Annual Incentive Goal;

(ii) Actual on-time arrival (A-14) rate for its Delta Connection Flights equal to or greater than the applicable Semi-Annual Incentive Goal; and

(iii) Actual semi-annual customer satisfaction rating for its Delta Connection Flights is greater than the applicable Semi-Annual Incentive Goal.

F.  Margin Cap.  Within sixty (60) days after the end of each calendar year during the Term, Operator shall provide Delta a certificate (the “Margin Certificate”) signed on behalf of Operator by its chief financial officer, that states the actual total margin that Operator earned on operating the Delta Connection Flights (the “Actual Margin”) during such calendar year, as calculated below.  Such Margin Certificate shall include an exhibit that fully sets forth Operator’s calculation of its Actual Margin and certify to the accuracy of the Actual Margin.  Actual Margin for any given calendar year shall be determined, on a pre-tax basis, by subtracting (y) Operator’s aggregate actual Direct Costs incurred to operate the Delta Connection Flights for such calendar year, excluding all Pass Through Costs for (i) Aircraft Debt Service and (ii) Engine Maintenance from (z) the total payments made by Delta to Operator for such Delta Connection Flights for such year, including any and all Base Mark-up, Monthly Incentive Compensation and Semi-Annual Compensation, excluding (i) any credits Operator receives as a result of any Cost Savings Initiative or Delta Sourcing Initiative pursuant to Section 3(G) below, (ii) all payments from Delta to reimburse Operator its Pass Through Costs for (a) Aircraft Debt Expense and (b) Heavy engine maintenance and other maintenance reserves (the “Total Payments”), and dividing such difference by the Total Payments.  In the event that Operator’s Actual Margin is greater than [***], Operator shall pay Delta an amount equal to the amount necessary to reduce the Total Payments such that the Actual Margin for such calendar year will equal [***].  Any payment made pursuant to this Section 3(F) shall be made within thirty (30) days of Delta receiving the Margin Certificate.

G.  Cost Reductions.  At all times during the Term, Operator shall use its reasonable commercial efforts to reduce its Direct Costs in the following cost categories (the “Reducible Costs”):

1.  Base Rate Costs:

(i)	Heavy airframe maintenance;

(ii)	Components;

(iii)	Hanger lease costs;

(iv)	Simulator Costs; and

(v)	Crew lodging.

2.  Pass Through Costs:

(i)           Liability insurance;

(ii)           Hull insurance;

(iii)          War risk insurance; and

(iv)          Fuel (burn rate reductions).

In addition, Delta maintains the right to develop cost savings initiatives which will enable Operator to reduce its Reducible Costs (each, a “Cost Savings Initiative”).  Provided any such Cost Savings Initiative does not materially interfere with or adversely affect other contractual or legal obligations of Parent or Operator in existence at such time or materially interfere with the Operator’s operational or maintenance standards or performance requirements, each as necessary to perform the services contemplated by this Agreement, Operator shall use its commercially reasonable efforts to implement all such Cost Savings Initiatives identified by either Operator or Delta.

In addition, Delta may assist Operator in obtaining goods and services in connection with operating the Aircraft and/or the Delta Connection Flights in a more economical manner, including, without limitation, via bulk purchasing and inventory management systems and processes (each, a “Delta Sourcing Initiative”).  If Delta initiates or identifies any such Delta Sourcing Initiative, Operator is obligated to use its reasonable commercial efforts to participate in such initiative, but only to the extent that such participation would not materially interfere with or adversely affect other contractual or legal obligations of Parent or Operator in existence at such time or materially interfere with the Operator’s operational or maintenance standards or performance requirements, each as necessary to perform the services contemplated by this Agreement.

A baseline for each of the Direct Costs shall be established using (i) with respect to Pass Through Costs, the actual Pass Through Costs incurred by Operator in connection with operating the Delta Connection Flights during the previous twelve (12) months and (ii) with respect to Base Rate Costs, Operator’s Base Rate Costs set forth on Exhibit B hereto. Any such baseline shall be adjusted to reflect situations in which this methodology does not properly reflect future costs (e.g. annual escalation, contractual increases and one time occurrences).  Savings realization will be measured against these baselines for purposes of determining the amount of savings to be shared among Delta and Operator. Baselines shall be reestablished by Delta at the end of each contract year during the Term.

Realized savings associated with each Cost Savings Initiative or Delta Sourcing Initiative shall be allocated between the parties as follows:

1.  With respect to realized savings for Reducible Costs that are Base Rate Costs, Delta will retain [***] of the net benefit and Operator will retain [***]  of the net benefit throughout the remaining Term of the Agreement.  In order to effectuate the cost savings benefit allocation contemplated hereby, upon implementation of any such initiative, the applicable Base Rate Cost(s) set forth in Exhibit B shall be adjusted and modified downward accordingly.  Any realized savings on Base Rate Costs not set forth above shall be retained solely by Operator.

2.  With respect to realized savings for Reducible Costs that are Pass Through Costs, Delta will retain [***]  of the net benefit and Operator will retain [***]  of the net benefit throughout the remaining Term of the Agreement.  With regard to a Cost Savings Initiative or Delta Sourcing Initiative that affects Pass Through Costs, the parties agree to meet and confer prior to implementation on the appropriate methodology by which Operator calculates and retains its portion of realized savings.  Any realized savings on any Pass Through Costs not set forth above shall be retained by, and for the sole benefit of, Delta.

3.  Notwithstanding Section 3(G)(1) above, with respect to all maintenance expenses (excluding line maintenance) initially jointly sourced by Delta and Operator, all savings achieved through such sourcing shall accrue to, and for the sole benefit of, Delta.  In such event, the applicable rates in Exhibit B will be revised to reflect the reduced maintenance rates.  Delta and Operator shall work together in good faith to timely source any such maintenance services prior to the occurrence of the first applicable maintenance event.

Operator and Delta shall establish a supplier scorecard process to monitor the performance and the impact of the Cost Savings Initiatives and Delta Sourcing Initiatives.  Notwithstanding anything to the contrary in this Agreement, this Section 3(G) shall not require either Parent or Operator to enter into any particular agreement that would apply to operations of Parent or Operator other than Delta Connection Flights.

H.  Accounting Provisions.  Delta shall retain all revenues (including, without limitation, passenger, cargo, mail, food, beverage and duty-free services or any other revenue including, without limitation, any guaranteed or incentive payments from airport, local or municipal authorities in connection with scheduling flights to such airport or locality or any federal funds payments) in connection with the operation of the Delta Connection Flights.  Operator shall promptly remit to Delta all monies with respect to all airline ticket sales, on-board sales, baggage charges, passenger charges, cargo sales and all other revenue collected by Operator or any agent or employee of Operator in connection with the operation of the Aircraft (including credit card transactions).

On each of the 7th, 14th, 21st and 28th day of each month (or if not a business day, on the following business day) after operation of the initial Delta Connection Flight, Delta will advance to Operator twenty-five percent (25%) of the estimated monthly Direct Costs and Base Mark-Up (collectively, the “Base Compensation”).  Such payment shall be made via wire transfer or through the Airline Clearing House (the “Clearing House”), in Delta’s discretion (but in any event on the dates set forth above) or, if any such payment from Delta is not paid on such dates, then in Operator’s discretion.  In computing the amount of the advance, Delta will use the projected fuel costs, and the estimated number of weekly revenue block hours, departures and passengers.

Within thirty (30) days following the end of each month, Delta and Operator will reconcile the actual Direct Costs incurred by Operator for the Base Compensation, the final operating results (including actual performance in the Performance Categories) of, and actual revenue block hours flown by, Operator with the estimated payments made pursuant to the previous paragraph. Within five (5) business days of completing such reconciliation, Delta or Operator, as the case may be, shall pay, via wire transfer or the Clearing House in Delta’s discretion, to an account designated by the other party, monies equal to the reconciled amount.  If certain actual costs are not known by the end of such 30-day period, Operator shall provide Delta with a good faith estimate of such unknown costs and such estimated amount shall be included in the initial 30-day reconciliation.  As soon as commercially reasonable, such estimated amounts shall be reconciled with the actual costs for such expenses, and  Delta or Operator, as the case may be, shall pay, via wire transfer or the Clearing House in Delta’s discretion, to an account designated by the other party, monies equal to the reconciled amount.

Notwithstanding anything herein to the contrary, in the event Operator is unable to operate any of the Aircraft, or any of the Delta Connection Flights, for any reason other than as a result of weather, fire, war, terrorism, other act of hostilities, an industry-wide ATC action, an industry-wide directive by the FAA, TSA or other governmental agency or act of God, Delta shall not be obligated to pay Operator any portion of the Base Compensation, Base Mark-up, incentive compensation, or any other amounts, in connection with such non-operated Aircraft and Delta Connection Flights.  If the non-operated Aircraft or Delta Connection Flight is caused by weather, fire, war, terrorism, other act of hostilities, an industry-wide ATC action, an industry-wide directive by the FAA, TSA or other governmental agency or act of God, Delta shall only be obligated to pay Operator’s the following fixed costs associated with the non-operated Aircraft or Delta Connection Flight:  Aircraft Debt Service, Hull Insurance and Property Taxes, but not any variable costs, Base Mark-up, incentive compensation, or any other amounts with respect to such non-operated Aircraft and Delta Connection Flights during the period that Operator is unable to operate such Aircraft or the Delta Connection Flights.

I.  Audit of Costs, Operations and Service Levels.  Operator shall maintain complete and accurate books and records to support and document all revenues, costs and expenses related to the Aircraft and its Delta Connection operations hereunder, in accordance with generally accepted accounting principles consistently applied and in accordance with the accounting policies and procedures used by the parties to develop the Direct Costs.  Delta’s in-house finance staff and any independent consultants selected by Delta shall be entitled, following reasonable notice to Operator, to audit and inspect Operator’s books and records relevant to the services provided hereunder, the service levels achieved, and the determination of charges due pursuant to this Agreement for the sole purposes of (i) prospectively adjusting the Base Rate Amount in connection with any annual review pursuant to Section 3(G) hereof and/or (ii) auditing Reimbursable Costs, Pass Through Costs, Other Reimbursable Costs, any Mark-up or incentive compensation due or paid hereunder and the Margin Cap.  Any such audit will be conducted during regular business hours and be paid for by Delta unless such audit determines that Operator owes Delta in excess of [***], in which case Operator shall pay Delta the costs and expenses incurred by Delta in connection with such audit.

J.  Right of Set-off.  Any party may offset against any payment to be made to any other party hereto (including the next scheduled payment by Delta to be made pursuant to Section 3(H) above) the amount of any payment that such other party or any of its affiliates owes to such first party or any of its affiliates but has not made when due (taking into account any cure period), unless such overdue payment is subject to a good faith dispute.

ARTICLE 4.   TICKETING SERVICES; SIGNAGE; FACILITIES; SLOTS AND ROUTES.

A.  Ticketing Services.  Either Delta or Operator will provide primary airport ticketing services in connection with the Delta Connection Flights, and, if applicable, the other party will provide supplemental ticketing services for the Delta Connection Flights at Delta's airport ticketing locations and will use Delta ticket stock for such purposes.

B.  Signage.  Unless otherwise agreed by the parties, Delta will design, provide and pay for appropriate airport and other signage installed after the Effective Date to reflect the Delta Connection and the relationship between Operator and Delta.  The nature and type of such signage will be in the sole discretion of Delta, subject to any airport, governmental or quasi-governmental restrictions or requirements, and to any contractual or other obligations of Parent or Operator, and the location of such signage will be limited to passenger-related facilities from which Parent or Operator provides services to Delta hereunder.  Delta will be responsible for installing and maintaining all such signage, but the parties will mutually determine which party will obtain any necessary formal or informal approvals from appropriate airport or other authorities to install such signage.  The parties will fully cooperate with each other in all endeavors relating to such signage and any necessary approvals.

C.  Facilities.

(1)  In connection with the Delta Connection Flights, and subject to clause (2) below, Operator shall use the gates and facilities designated by Delta from time to time at the locations in which Operator operates such Delta Connection Flights. No other use of such gates and other facilities by Operator or parties other than Delta shall be allowed without Delta’s express written consent.

(2)  Delta’s right to designate gates and other facilities to be used by Operator in connection with providing Delta Connection Flights shall include the right at each airport, in Delta’s discretion, to either: (a) provide for use of some or all of the needed facilities to Operator through mutually acceptable subleases, ground handling agreements, licenses, permits or otherwise; or (b) require Operator to directly obtain use of passenger-related and aircraft-related facilities used or to be used exclusively for Delta Connection Flights from the airport operator or other lessors, and shall not include the right to designate gates or other facilities then used by Operator for operations other than Delta Connection Flights.   Delta and Operator agree that Delta may relocate Operator to comparable facilities at the service locations, provided that Delta reimburses Operator for its reasonable relocation expenses.

(3)  Operator shall use its reasonable commercial efforts to ensure that all leases, subleases, permits, licenses and other use agreements of airport terminal facilities entered into by Operator for use exclusively in connection with Delta Connection Flights (each, a “Facility Lease” and collectively, “Facilities Leases”) shall be assignable to Delta or Delta’s designee, at Delta’s election, without the consent of the other party to such Facility Lease on termination of this Agreement, the withdrawal of Delta Connection Flights from such airport or upon written notice from Delta to Operator, provided that if the consent of the facility lessor is required by contract or governmental regulations, Operator will use its reasonable commercial efforts to obtain such consent at the time the Facility Lease is entered into and to incorporate such consent in the terms of the Facility Lease or otherwise at such time as Delta may direct.  Subject only to Operator obtaining any necessary consent of such other party, Operator shall assign to Delta or Delta’s designee (i) all Facilities Leases upon termination of this Agreement, (ii) all Facilities Leases at a particular airport upon the withdrawal of all Delta Connection Flights from such airport, and (iii) such Facilities Leases as Delta shall designate at any time upon receipt of written notice from Delta. If Delta elects and if the other party to the Facilities Lease agrees, instead of an assignment, any such transfer can be accomplished by either: (x) a termination of the applicable Operator Facilities Lease and a direct lease of such premises to Delta or Delta’s designee; or (y) a release of premises designated by Delta from the applicable Operator Facility Lease and lease of such premises directly to Delta or Delta’s designee.

(4)  Operator shall use its reasonable commercial efforts to ensure that all Facilities Leases entered into by Operator shall expressly provide that Delta or Delta’s designee, at Delta’s election, shall have the right to sublease any or all of the premises covered by the applicable Facilities Lease without the consent of the other party to such Facility Lease on termination of this Agreement, the withdrawal or reduction of Delta Connection Flights from such airport or upon written notice from Delta to Operator, provided that if the consent of the facility lessor is required by contract or governmental regulations, Operator will use its reasonable commercial efforts to obtain such consent at the time the Facility Lease is entered into and to incorporate such consent in the terms of the Facility Lease or otherwise at such time as Delta may direct.  Subject only to Operator obtaining any necessary consent of such other party, Operator shall, at Delta’s option, sublease the premises Delta specifies under any applicable Facilities Lease to Delta or Delta’s designee on termination of this Agreement, the withdrawal of Delta Connection Flights from such airport or upon receipt of written notice from Delta.  If Delta or Delta’s designee enters into such a sublease, at Delta’s option, Operator shall enter into a sub-sublease of all or the portion of the subleased premises that Delta designates.

(5)  In addition to Delta’s other options with respect to premises occupied by Operator pursuant to any Facilities Lease, sublease or sub-sublease, Delta shall have the right from time to time to direct Operator to handle or allow Delta to handle other carriers designated by Delta at any such premises.  If Operator is the handling carrier, it will do so on terms consistent with the applicable Facilities Lease and handling arrangements and fees reasonably acceptable to Delta and Operator.

(6)  Operator shall not assign, transfer, sublease, alter, amend, modify or terminate any Facilities Lease to which it is a party without the prior written consent of Delta.

(7) Notwithstanding anything to the contrary in this Agreement, Delta may, at its option, elect to enter the Facilities Lease in lieu of Operator for any facilities to be used by Operator at any new or existing city to be served by Operator pursuant to this Agreement, and in the event Delta exercises this option (i) Delta shall enter into a Facilities Lease with the lessor of such facilities, (ii) Operator shall utilize such facilities pursuant to a sublease, license agreement, permit, facilities use agreement or ground handling agreement with Delta, (iii) at Delta’s option, the sublease, facilities use agreement or ground handling agreement shall terminate when Operator ceases to operate Delta Connection Flights at the airport, and (iv) Delta shall enter into agreements for facilities which are reasonably suitable for Operator’s operational needs. If for any reason Delta fails to provide such facilities, such failure shall not be a breach hereof and Operator shall be obligated to secure such facilities within a reasonable period of time.

(8)  At any location in which Operator is the signatory carrier of the applicable Facility Lease, Operator shall vote as directed by Delta on any matters submitted to the signatory carriers for a vote.

(9)  Operator shall comply with all requirements of such Facilities Leases, subleases and sub-subleases described in this Section 4(C) and an event of default by Operator under any such agreements for a material Facilities Lease shall be a breach of this Agreement.  If Operator receives any notice of default or breach with respect to any Facilities Lease, Operator shall promptly provide a copy to Delta, consult with Delta on handling and advise Delta on Operator’s plans for resolving the matter.

D.  Slots and Route Authorities.  During the Term of this Agreement (including any renewal terms) or upon the expiration or termination of this Agreement, Delta may, in its sole discretion, require Operator to transfer to Delta or its designee at no charge any airport takeoff or landing slots, route authorities or other regulatory authorities as Delta shall designate which were obtained and have been or are being used for Delta Connection Flights under this Agreement, provided that Operator shall not be required to acquire any airport takeoff or landing slot, route authority or other regulatory authority without the acquisition cost paid by Operator, if any, being treated as a Pass Through Costs under this Agreement.

ARTICLE 5.  CUSTOMER SERVICES.

A.  Operator will handle all customer related services in connection with the Delta Connection Flights in a professional, businesslike and courteous manner.  In order to ensure a high level of customer satisfaction for the Delta Connection Flights, Operator will (i) establish and maintain customer handling procedures and policies for the Delta Connection Flights that are substantially similar to those utilized by Delta (“Customer Service Policies”) and (ii) establish, maintain and enforce employee conduct, appearance and training standards and policies for the Delta Connection Flights that are substantially similar to those used by Delta.  All uniforms worn by Operator employees on the Delta Connection Flights and by any Operator employees providing support services in connection with such flights shall be subject to the prior approval of Delta and shall at all times be consistent with Delta’s existing uniform standards.

B.  Operator and Delta will periodically meet to discuss and review Operator's customer handling procedures and policies for the Delta Connection Flights to ensure compliance with this Article 5.  Each party will seek to set forth concerns and complaints under this Article 5 in writing to the other party.  To the extent Delta advises Operator of any deviation from Article 5(A) hereof, the parties shall meet to mutually determine appropriate solutions and to agree to the terms of a corrective action plan and the timing of its implementation.  In the event Operator shall fail, in any material respect, to adopt or implement any such agreed corrective action plan in the time period described therein, any such failure may be deemed a material breach of this Agreement.

C.  Operator shall adopt as its own, for the Delta Connection Flights, Delta’s Terms and Conditions of Contract of Carriage (“Contract of Carriage”), baggage liability policies and denied boarding compensation policies, each as amended from time to time, and be bound by their respective terms with respect to its operation of Delta Connection Flights.

ARTICLE 6.                          [RESERVED].

ARTICLE 7.  FREQUENT FLYER PARTICIPATION.  During the Term of this Agreement, the parties agree that passengers on Operator’s Delta Connection Flights will be eligible to participate in the Delta SkyMiles frequent flyer program, as may be amended from time to time, or any other similar program developed by Delta (the “Program”) and all Program award tickets will be honored for travel on Delta Connection Flights on the following terms and conditions:

A.  Administration.  Administration of the Program shall be performed by and at the cost of Delta.  Delta will promote and administer the Program.

B.  Program Information.  Title and full and complete ownership rights to Program membership data and information developed by Delta, wherever located, shall remain with Delta or an affiliate of Delta.  Operator understands and agrees that such data and information constitutes Delta’s (or its affiliates’) proprietary information.  Any membership lists, labels, data, or other compiled membership information supplied to Operator in any form and any and all copies thereof are to be used by Operator exclusively in the performance of its obligations under this Agreement and will not be otherwise used, sold, licensed, leased, transferred, stored, duplicated or transmitted, in any form or by any means, without Delta’s prior written consent.  All such information will either be returned to Delta or destroyed at Delta’s request.

C.  Accrual and Redemption.  Passengers on the Delta Connection Flights shall be eligible to accrue and redeem Program mileage on such flights.  Passengers traveling pursuant to award travel under the Program shall be considered passengers for all purposes under this Agreement.

ARTICLE 8.  SUPPORT SERVICES.  Notwithstanding anything to the contrary in this Agreement, from time to time during the Term, Delta may, at is sole discretion, require Operator to utilize Delta, an affiliate of Delta or a another third party designated by Delta for certain services or products including, without limitation, catering and on-board provisioning; aircraft and engine maintenance and ground handling (collectively, “Support Services”), provided such services and products are not more costly to Operator than the alternative services or products they are replacing or would replace and do not materially interfere with the operational or maintenance standards or performance requirements of Operator, each as necessary to perform the services contemplated by this Agreement. or adversely affect other contractual or legal obligations of Parent or Operator in effect at such time.

ARTICLE 9.  AUTOMATION SERVICES.   Delta may provide Operator the following automation and related services for the Delta Connection Flights, and if provided by Delta, Operator agrees to participate in such services in the manner and subject to the conditions described below.

A.  Internal Reservations Equipment.  Delta shall provide or arrange for the provision to Operator of an electronic reservations system (currently referred to as “Deltamatic” but including any successor reservations system adopted by Delta) and shall provide Operator with: (i) the ability to access passenger name records, (ii) automated ticketing capabilities, (iii) operational messaging switching capabilities, (iv) the ability to update Delta Connection Flight information, (v) the ability to distribute flight releases and weather packages, and (vi) perform other reservations-related functions for the Delta Connection Flights (Deltamatic and any successor system are hereinafter referred to as the “Res System”).  Delta reserves the right to modify the functionality of the Res System at any time.  Operator will use the Res System made available by Delta for the Delta Connection Flights only.

B.  Delta’s Rights and Obligations.

1.  Delta will install or cause to be installed the equipment requested by Operator at the locations set forth on Exhibit C to this Agreement and shall provide Operator connection to the Res System.  The equipment described on Exhibit C and any software installed on the Equipment at the time of its delivery to Operator is hereinafter referred to as the “Equipment.”  Operator understands and agrees that: (i) all Equipment shall remain the sole property of Delta; (ii) Operator shall not remove any identifying marks from the Equipment; (iii) Operator shall not subject the Equipment to any lien (other than lessor’s liens or other liens generally applicable to equipment installed at such locations); and (iv) Delta may enter Operator’s premises to remove the Equipment immediately upon termination of this Agreement.  Exhibit C may be amended from time to time by mutual agreement of the parties to reflect the installation, removal or relocation of Equipment.

2.  Delta will provide initial and recurrent training to Operator training staff and other key designated personnel in the use of the Res System, at Delta’s training centers unless otherwise agreed.  Delta may remove from a training program any Operator employee who is not satisfactorily participating therein.

3.  Delta will promptly provide, or arrange to provide, all repairs and maintenance services required for the Equipment and will use reasonable business efforts to keep the Equipment and the Res System in good repair and condition.  Operator will not perform or attempt to perform repairs or maintenance of any kind on the Equipment without prior consultation with Delta and will promptly contact Delta regarding the need for repairs or maintenance.

C.  Operator’s Rights and Obligations.

1.  Operator will not for any reason relocate or remove any of the Equipment without Delta’s prior written consent.  Delta will pay all costs associated with the installation, relocation, purchase, regular maintenance, repair (other than for loss or damage for which is Operator is responsible) or removal of Equipment.

2.  Operator will use the Equipment and the Res System in strict conformity with the training and operating instructions provided by, or arranged to be provided by, Delta.  Without limiting the generality of the foregoing, unless authorized by Delta, Operator will not use the Res System to develop or publish any reservation, ticketing, sales, cargo, tariff or other guide, to provide services not authorized by this Agreement to third parties, to train persons other than Operator’s employees in the use of the Equipment or the Res System, or for other uses designated by Delta in writing as prohibited.  Operator may not publish, disclose or otherwise make available to any third party the compilations of air carrier service or fares obtained from the Res System; provided, however, that Operator may use specific air carrier service and fare data for the benefit of its customers.

3.  Operator will encourage and allow its employees using the Res System to attend training sessions related to the Res System, and it is Operator’s responsibility to ensure that each employee using the Res System receives full and adequate training on the Res System.

4.  Operator will use its reasonable commercial efforts to protect the Equipment from loss, damage or theft and to prevent its unauthorized use or improper operation.  Operator will make no alterations to the Equipment and will return the Equipment to Delta upon the termination of this Agreement in the same condition as received, excepting only ordinary wear and tear in the normal course of Operator’s operations.  Operator will obtain and maintain insurance for the Equipment against all risks of damage and loss, including without limitation loss by fire, theft and such other risks of loss as are customarily insured in a standard all-risk policy.  Such insurance shall also provide the following:

(a)  Full replacement value coverage for the Equipment (subject to policy deductibles);

(b)  An endorsement naming Delta as the loss payee to the extent of its interest in the Equipment; and

(c)  An endorsement requiring the insurer to give Delta at least thirty (30) days prior written notice of any intended cancellation, nonrenewal or material change of coverage; provided that only ten (10) days prior written notice of cancellation, nonrenewal or material change of coverage need be given in the event that such cancellation, nonrenewal or material change in coverage is caused solely by failure to make a premium payment.

Upon request by Delta, Operator will promptly provide satisfactory evidence of the insurance required pursuant to this Section 9(C)(4).  Notwithstanding the foregoing, Operator shall be liable to Delta for any loss or damage to the Equipment, regardless of cause, occurring while the Equipment is in the possession, custody or control of Operator.

5.  Operator waives any proprietary rights that it may have with respect to information entered into the Res System.

D.  Entry and Inspection.  Persons designated or authorized by Delta may enter Operator’s premises during normal business hours for the purposes of (a) monitoring, inspecting, and reviewing Operator’s use of and operations with respect to the Res System, (b) performing repairs or maintenance on the Equipment, (c) installing, removing, replacing or relocating the Equipment (unless otherwise permitted by this Agreement), or (d) training or retraining Operator’s employees in the use of the Res System; provided that such activities may not unreasonably interfere with Operator’s business.

E.  Limitations on Liability.  In addition to any other limitations on liability set forth herein:

1.  Neither Parent, Operator nor Delta is responsible for errors or inaccuracies in the availability records, fare quotes, or other information contained in the Res System at any time, for any planned or unplanned interruptions, delays or malfunctions in the operation of the Res System or the Equipment or for the merchantability or fitness for a particular purpose of any of the data or Equipment made available to Operator.

2.  EXCEPT AS SET FORTH IN PARAGRAPH F BELOW, EACH OF PARENT, OPERATOR AND DELTA HEREBY WAIVES AND RELEASES THE OTHER PARTIES AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM ANY AND ALL OBLIGATIONS AND LIABILITIES AND ALL OF THEIR RIGHTS, CLAIMS AND REMEDIES AGAINST THE OTHER PARTIES OR THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, DUE TO ANY DEFECTS OR INTERRUPTIONS OF SERVICE IN, OR ERRORS OR MALFUNCTIONS BY, SOFTWARE, THE EQUIPMENT, THE RES SYSTEM OR ITS USERS, INCLUDING ALL LIABILITY, OBLIGATION, RIGHT, CLAIM, OR REMEDY IN TORT, AND INCLUDING ALL LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY FOR LOSS OF REVENUE OR PROFIT OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.  FURTHER, DELTA DISCLAIMS AND EACH OF PARENT AND OPERATOR HEREBY WAIVES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE RELATING TO THE RES SYSTEM, THE EQUIPMENT, DATA, OR SERVICES FURNISHED HEREUNDER.

F.  Patent and Copyright Indemnity.  Delta will indemnify each of Parent and Operator, its Affiliates and their respective directors, officers, employees or agents, against, and will defend or settle, at its own expense, any action brought against Parent, Operator or their Affiliates or any of their respective directors, officers, employees or agents, to the extent that it is based on, a claim that the Res System provided by Delta pursuant to this Agreement, in its normal use, or any part thereof, infringes any U.S. copyright or patent; and Delta will pay those costs, damages and attorney's fees finally awarded against Parent, Operator or their Affiliates or any of their respective directors, officers, employees or agents in any such action attributable to any such claim, but such defense, settlements and payments are conditioned on the following:  (1) the provisions of Section 12(C) below, including those relating to notice and control of defense, shall apply; (2) that Parent and Operator shall cooperate with Delta in a reasonable way to facilitate the settlement or defense of such claim, provided that Delta shall pay all of Parent’s and Operator’s reasonable expenses in connection with any such cooperation requested by Delta; and (3) should such Res System become, or in Delta’s opinion be likely to become, the subject of such claim of infringement, then Operator shall permit Delta, at Delta’s option and expense, either to (a) procure for Operator the right to continue using the Res System, or (b) replace or modify the same so that it becomes noninfringing and functionally equivalent, or (c) upon failure of (a) and (b) above despite the reasonable efforts of Delta, accept immediate termination of this Agreement as it relates to such system.  This paragraph (F) states the entire liability of Delta with respect to the infringement of copyrights and patents by the Res System provided hereunder or the operation thereof.

ARTICLE 10.  OPERATIONAL PERFORMANCE REQUIREMENTS.

A.  Operator agrees to provide the following information to Delta for each day during the Term of this Agreement on the next business day after the applicable day; provided, however, the information in sub-paragraph (iv) shall be provided by Delta to Operator on a monthly basis within ten (10) days after the last day of each such month:

(i)  The number of mishandled bags per 1,000 passengers (including, without limitation, international and non-revenue passengers) flown on Delta Connection Flights during such day based on the information available in the World Tracer System (or similar or successor system used by Operator).

(ii)  The completion rate (actual) of the Delta Connection Flights during such day. Unless revised in accordance with Section 10(C) below, Operator shall maintain a completion rate as set forth on Schedule 10 attached hereto and made a part hereof.  For purposes of this Agreement, Delta Connection Flights operated with no revenue passengers or completed over four (4) hours late shall be considered as cancelled.

(iii)  The number of scheduled Delta Connection Flights that do not arrive at their scheduled destination prior to 15 minutes after their respective scheduled arrival times during such day. Unless revised in accordance with Section 10(C) below, Operator shall maintain a percentage of on-time arrivals as set forth on Schedule 10 attached hereto and made a part hereof.

(iv)  Operator’s overall customer satisfaction rating as complied and reported by the Customer Satisfaction Monitor, or any successor thereto or replacement thereof.  Unless revised in accordance with Section 10(C) below, Operator shall maintain a customer satisfaction rating as set forth on Schedule 10 attached hereto and made a part hereof.

B.  Each of the requirements set forth on Schedule 10 shall be defined as the “Operational Performance Standards.”  If Delta is concerned about Operator’s performance in connection with any of the Operational Performance Standards set forth on Schedule 10, Operator agrees to discuss with Delta such performance and potential ways to improve such performance at Delta’s request.  The parties shall have ten (10) days to determine appropriate solutions and/or a corrective action plan, and Operator agrees to diligently comply with the terms and conditions of any such solutions and corrective action plans that are mutually agreed by the parties.

C.  The parties recognize and agree that the Operational Performance Standards set forth on Schedule 10 may be modified or adjusted by mutual agreement of the parties hereto from time to time during the Term of this Agreement.

D. Delta shall provide to Operator information and other data in its possession relating to the (i) number of mishandled bags, (ii) denied boarding, (iii) disability complaints and (iv) DOT complaints for the Delta Connection Flights operated by Operator submitted to, or retained pursuant to regulations promulgated by, the U.S. Department of Transportation.

ARTICLE 11.  TERM AND TERMINATION.

A.           This Agreement shall commence as of the Agreement Date and shall terminate upon the last of the dates described in the following sentence, unless the Agreement is terminated earlier in accordance with its terms (such period, and any extension or renewal thereof, the “Term”).  As to any particular Aircraft, unless this Agreement is terminated earlier in accordance with its terms, this Agreement shall terminate (x) with respect to each Aircraft described in clauses (i) and (ii) of Article 1 Section A, upon the tenth (10th) anniversary of the initial in-service date of such Aircraft, and (y) with respect to any Aircraft described in clause (iii) of Article 1 Section A, upon such date as shall be mutually agreed by Delta and Operator.  Notwithstanding the above, at any time on or after the [***] anniversary of the Agreement Date, either party shall have the right to remove up to [***] of the Aircraft capacity from the scope of the Agreement each year during the Term thereafter.

B.  Notwithstanding the provisions of Section 11(A), either party may terminate this Agreement immediately if the other party files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors, fails to secure dismissal of any involuntary petition in bankruptcy within sixty (60) days after the filing thereof, or petitions for reorganization, liquidation, or dissolution under any federal or state bankruptcy or similar law.

C.  Notwithstanding the provisions of Section 11(A), in the event of a material breach of this Agreement by either party remaining uncured for more than thirty (30) days after receipt of written notification of such breach by the nonbreaching party, then the nonbreaching party may immediately terminate this Agreement at its sole option.

D.  Notwithstanding the provisions of Section 11(A), in the event a “Force Majeure Event” (as defined in Article 19) substantially prevents one party’s performance of its obligations pursuant to this Agreement, for a period of ten (10) or more consecutive days, Delta may (i) temporarily suspend some or all of the Aircraft from the scope of this Agreement upon written notice to the Operator, or (ii) terminate this Agreement in its entirety upon thirty (30) days prior written notice to Operator.

E.  Notwithstanding the provisions of Sections 11(A), (B), (C) and (D), Delta shall have the right to terminate this Agreement immediately and at its sole option upon the occurrence of one or more of the following:

(i)  Operator or Parent agrees to merge into or with any entity, agrees to be acquired by any entity, agrees to sell substantially all of its assets or enters into a letter of intent, or similar document, to merge into or with any entity, to be acquired by any entity, or to sell substantially all of its assets (each such event, a “Merger”);

(ii)  The acquisition, after the Agreement Date, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than forty-nine percent (49%) of either (a) the then outstanding shares of common stock of Operator or Parent, or (b) the combined voting power of the then outstanding voting securities of Operator or Parent entitled to vote generally in the election of such entity’s directors or managers, as applicable (each such event, a “Change of Control”);

(iii)  Operator’s level of safety with respect to its operation of the Aircraft or the Delta Connection Flights is not reasonably satisfactory to Delta;

(iv)  a breach by Operator of Section 17(G) hereof;

(v)  Operator’s failure to pass, in Delta’s reasonable discretion, a safety and codeshare audit to be conducted by Delta, at its sole discretion, at any time during the Term of this Agreement;

(vi)  Operator fails to achieve any of the Operational Performance Standards set forth on Schedule 10 with respect to the Delta Connection Flights during any (y) two (2) consecutive months or (z) three (3) months during any consecutive six (6) month period;

(vii)  a material breach by Operator or Parent of any representation or warranty in Section 16(A)(5);

(viii)  Operator’s failure to comply with the insurance provisions of Articles 13 and 14 hereof;

(ix)  Operator’s FAA or DOT Certification is for any reason suspended or revoked or otherwise not in full force and effect so as to permit Operator to operate the Delta Connection Flights required under this Agreement;

(x)  Operator shall commence operating an aircraft type which causes Delta to be in violation of its collective bargaining agreement with its pilots, as may be amended from time to time; and

(xi)    any breach by Operator or Parent of that certain Assignment and Assumption Agreement of even date herewith by and among Operator, Parent, Delta and Bombardier Inc. (the “Assignment and Assumption Agreement”) including without limitation any failure to make any PDP Payments (as defined therein) due under the Pinnacle Purchase Agreement (as defined therein) on a timely basis or any failure to accept delivery of any aircraft tendered for delivery under the Pinnacle Purchase Agreement in compliance with the terms thereof.

F.  Termination of this Agreement for any reason shall not relieve either party of rights and obligations incurred prior to the effective date of termination.  A party’s right to terminate this Agreement shall be in addition to any other rights or remedies, in law or equity, available to such party.

ARTICLE 12.  INDEPENDENT CONTRACTORS; LIABILITY PROVISIONS.

A.  Operator shall act as an independent contractor.  The employees, agents and/or independent contractors of Operator engaged in performing any of the services Operator is obligated to perform pursuant to this Agreement shall be employees, agents and independent contractors of Operator for all purposes and under no circumstances shall employees, agents or independent contractors of Operator be deemed to be employees, agents or independent contractors of Delta.  In its performance of obligations under this Agreement, Operator shall act, for all purposes, as an independent contractor and not as an agent for Delta.  Delta shall have no supervisory power or control over any employees, agents or independent contractors engaged by Operator in connection with Operator’s performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Delta to a designated representative of Operator.  Nothing contained in this Agreement is intended to limit or condition Operator’s control over its operation or the conduct of its business as an air carrier, and Operator assumes all risks of financial losses which may result from the operation of the air services to be provided by Operator hereunder.

B.  Delta shall act as an independent contractor. The employees, agents and/or independent contractors of Delta engaged in performing any of the services Delta is to perform pursuant to this Agreement shall be employees, agents and independent contractors of Delta for all purposes and under no circumstances shall employees, agents and independent contractors of Delta be deemed to be employees, agents or independent contractors of Operator.  In performing its obligations under this Agreement, Delta shall act, for all purposes, as an independent contractor and not as an agent for Operator.  Operator shall have no supervisory power or control over any employees, agents or independent contractors engaged by Delta in connection with the performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Operator to a designated representative of Delta.  Nothing contained in this Agreement is intended to limit or condition Delta’s control over its operation or the conduct of its business as an air carrier.

C.  Parent and Operator, jointly and severally, shall be liable for and hereby agrees fully to defend, release, discharge, indemnify, and hold harmless Delta and its affiliates, and each of their respective directors, officers, employees and agents (each, a “Delta Indemnitee”) from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses of any kind, character or nature whatsoever (in each case whether groundless or otherwise), including reasonable attorneys' fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from any Delta Indemnitee in any manner arising out of, connected with, or attributable to this Agreement, the performance, improper performance, or nonperformance of any and all obligations to be undertaken by Operator pursuant to this Agreement, or the operation, non-operation, or improper operation of Operator's aircraft, equipment or facilities at any location, excluding only claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses resulting from the gross negligence or willful misconduct of any Delta Indemnitee.  Operator will do all things necessary to cause and assure, and will cause and assure, that Operator will at all times be and remain in custody and control of all aircraft, equipment, and facilities of Operator, and no Delta Indemnitee shall, for any reason, be deemed to be in custody or control, or a bailee, of Operator's aircraft, equipment or facilities.

D.  Delta shall be liable for and hereby agrees fully to defend, release, discharge, indemnify, and hold harmless Operator, and each of its directors, officers, employees, and agents (each, an “Operator Indemnitee”) from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses of any kind, character or nature whatsoever (in each case whether groundless or otherwise), including reasonable attorneys' fees, costs and expenses in connection therewith and expenses of  investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from any Operator Indemnitee in any manner arising out of, connected with, or attributable to Delta’s performance, improper performance or nonperformance of any and all obligations to be undertaken by Delta pursuant to this Agreement,  or the operation, non-operation or improper operation of Delta's aircraft, equipment or facilities at any location, excluding only claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses resulting from the gross negligence or willful misconduct of any Operator Indemnitee.   Delta will do all things necessary to cause and assure, and will cause and assure, that Delta will at all times be and remain in custody and control of any aircraft, equipment and facilities of Delta used in connection with performance of this Agreement, and no Operator Indemnitee shall, for any reason, be deemed to be in the custody or control, or a bailee, of such Delta aircraft, equipment or facilities.

E.  Operator and Delta agree to comply with all lawful rules, regulations, directives and similar instructions of appropriate governmental, judicial and administrative entities including, but not limited to, airport authorities, the Federal Aviation Administration and the Department of Transportation (and any successor agencies) with respect to operations covered by this Agreement.

F.  OTHER THAN ANY WARRANTIES SPECIFICALLY CONTAINED IN THIS AGREEMENT, EACH PARTY DISCLAIMS AND THE OTHER PARTY HEREBY WAIVES ANY WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS AGREEMENT OR ITS PERFORMANCE OF ITS OBLIGATIONS HEREUNDER INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE RELATING TO ANY EQUIPMENT, DATA, INFORMATION OR SERVICES FURNISHED HEREUNDER.  EACH PARTY AGREES THAT THE OTHER PARTY IS NOT LIABLE TO IT OR ANY OTHER PERSONS FOR CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES.

G.  Indemnification Claims.  A party (the “Indemnified Party”) entitled to indemnification from the other party under the terms of this Agreement (the “Indemnifying Party”) shall provide the Indemnifying Party with prompt written notice (an “Indemnity Notice”) of any third party claim which the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party hereunder, and the Indemnifying Party shall be entitled, if it accepts financial responsibility for the third party claim, to control the defense of or to settle any such third party claim at its own expense and by its own counsel; provided that the Indemnified Party’s prior written consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party claim.  If the Indemnifying Party does not accept financial responsibility for the third party claim or fails to defend against the third party claim that is the subject of an Indemnity Notice within thirty (30) days of receiving such notice (or sooner if the nature of the third party claim so requires), or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing written notice to the Indemnifying Party, pay, compromise or defend such third party claim.  The Indemnified Party shall provide the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend any such third party claim and shall otherwise cooperate with the Indemnifying Party in the defense of any such third party claim.  Except as set forth above in this Section 12(G), the Indemnified Party shall not enter into any settlement or other compromise or consent to a judgment with respect to a third party claim as to which the Indemnifying Party has an indemnity obligation hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), and the entering into any settlement or compromise or the consent to any judgment in violation of the foregoing shall constitute a waiver by the Indemnified Party of its right to indemnity hereunder to the extent the Indemnifying Party was prejudiced thereby.  Any Indemnifying Party shall be subrogated to the rights of the Indemnified Party to the extent that the Indemnifying Party pays for any Loss suffered by the Indemnified Party hereunder.  Notwithstanding anything contained in this Section 12(G) to the contrary, Parent, Operator and Delta will cooperate in the defense of any claim imposed jointly against them or as the result of the conduct of the other.

ARTICLE 13.  WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY
INSURANCE PROVISIONS.

A.  For purposes of workers’ compensation insurance, Delta's employees, agents and independent contractors under no circumstances shall be deemed to be, or shall be, employees, agents or independent contractors of Operator.

B.  For purposes of workers’ compensation insurance, Operator's employees, agents and independent contractors under no circumstances shall be deemed to be, or shall be, the employees, agents or independent contractors of Delta.

C.  Each party assumes full responsibility for, and liability to, its own employees on account of injury, or death resulting therefrom, sustained in the course of their employment.  Each party, with respect to its own employees, accepts full and exclusive liability for the payment of applicable workers' compensation and employers' liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation and old age benefits, and other similar benefits now or hereafter imposed upon employers by any government or agency thereof having jurisdiction in respect of such employee.  Each party also agrees to make such payments and to make and file all reports and returns and to do all things necessary to comply with all applicable laws at any time imposing such taxes, contributions, or payments.

D.  Each party will have their workers’ compensation insurance carrier endorse its policy to provide a waiver of subrogation against the other party.

ARTICLE 14.  INSURANCE PROVISIONS.

A.  Operator shall procure and maintain in full force and effect during the term of this Agreement policies of insurance of the types and in the minimum amounts set forth below, with such insurers and under such terms and conditions as are satisfactory to Delta (subject to Section 14(H) below):

1.	All risk hull insurance and hull war risk insurance on an agreed value basis, not to exceed replacement value, except as required by financing agreements.

2.
Comprehensive aviation liability (including premises, products and completed operations) covering bodily injury, personal injury and property damage in an amount not less than [***] per occurrence; provided, however, that non-passenger personal injury coverage may be limited to [***] per occurrence.

3.	Workers' compensation for statutory limits.

4.	Employer's liability in an amount not less than [***].

5.	Baggage liability.

6.	Cargo liability in an amount not less than [***] per loss, casualty or disaster.

7.	Automobile liability in an amount not less than [***] combined single limit per occurrence.

8.
War, Hijacking and Other Allied Perils insurance protecting against the perils in AVN52D, as amended from time to time, or its U.S. equivalent in an amount not less than [***] per occurrence.  Such insurance may be maintained through a combination of primary and excess layers.

9.      Insurance required by any Facilities Lease.

B.  Operator shall cause the policies of insurance described in Article 14(A) above to be duly and properly endorsed by Operator's insurance underwriters as follows:

1.
As to the policies of insurance described in Articles 14(A)(1), (A)(2), (A)(3), (A)(4), (A)(5), (A)(6), (A)(7) and (A)(8):  (a) to provide that any waiver of rights of subrogation against other parties by Operator will not affect the policy requirements provided in Section 14(A) above with respect to Delta, its affiliates, and their directors, officers, employees and agents; and (b) to provide that Operator's underwriters shall waive all subrogation rights arising out of this Agreement against Delta, its affiliates, and their directors, officers, employees and agents without regard to any breach of warranty on the part of Operator.

2.
As to the policies of insurance described in Articles 14(A)(2), (A)(5), (A)(6), (A)(7) and (A)(8):  (a) to provide that Delta, its affiliates, and their directors, officers, employees and agents shall be named as additional insured parties thereunder; and (b) to provide that such insurance shall be primary insurance as respects any insurance carried by Delta.

3.
As to the policies of insurance described in Articles 14(A)(2), (A)(7) and (A)8):  (a) to provide a cross-liability clause for Delta and Operator and their respective affiliates, and their directors, officers, employees and agents; and (b) to provide contractual liability insurance coverage for liability assumed by Operator under this Agreement.

4.
As to any insurance obtained from foreign underwriters, to provide that Delta may maintain against such underwriters a direct action in the United States upon such insurance policies and, to this end, to include a standard service of process clause designating a United States attorney in Washington, D.C. or New York, New York.

C.  Operator shall cause each of the insurance policies to be duly and properly endorsed to provide that such policy or policies or any part or parts thereof shall not be canceled, terminated or materially altered, changed or amended by Operator's insurance underwriters until after thirty (30) days' written notice to Delta, which thirty (30) days' notice shall commence to run from the date such notice is actually received by Delta.

D.  Not later than the Effective Date, and upon renewal thereafter or upon request by Delta, Operator shall furnish Delta evidence satisfactory to Delta of the aforesaid insurance coverages and endorsements, including certificates certifying that the aforesaid insurance policy or policies with the aforesaid limits are duly and properly endorsed as aforesaid and are in full force and effect.

E.  Operator shall not take any action, or fail to take any action, that will cause the insurance and endorsements required to be maintained by Operator pursuant to this Agreement to be invalidated.  In the event Operator fails to maintain in full force and effect any of the insurance and endorsements required to be maintained by Operator pursuant to Article 14(A), Delta shall have the right (but not the obligation) to procure and maintain such insurance or any part thereof on behalf of Operator.  The cost of such insurance shall be payable by Operator to Delta upon demand by Delta.  The procurement of such insurance or any part thereof by Delta does not discharge or excuse Operator's obligation to comply with the provisions set out herein.  Operator agrees not to cancel, terminate or materially alter, change or amend any of the policies until after providing thirty (30) days' advance written notice to Delta of Operator's intent to so cancel, terminate or materially alter, change or amend such policies of insurance, which thirty (30) day notice period shall commence to run from the date notice is actually received by Delta.

F.  With respect to all claims against Operator (but not against Delta) with respect to which Operator is not entitled to be indemnified by Delta pursuant to Article 12(B), whether or not covered by the insurance policies set forth in this Article 14 or otherwise, Delta is responsible only for filing an initial report and has no other obligations with respect to such claims, and Operator is fully responsible for handling all adjustments, settlements, negotiations, litigation and similar activities in any way related to or connected with such claims.

G.  Subject to Section 14(H) below, the parties hereby agree that from time to time during the term of this Agreement Delta may require Operator to procure and maintain insurance coverages in amounts in excess of the minimum amounts set forth in Article 14(A) should the circumstances and conditions of Operator's operations under this Agreement be deemed, in Delta's sole discretion, to require reasonable increases in any or all of the foregoing minimum insurance coverages; provided that such insurance coverages are reasonably obtainable in the insurance market and that the costs thereof are all Pass Through Costs.

H.  Notwithstanding anything to the contrary contained in this Article 14, Delta acknowledges that:

1.
without waiving any rights it may have in the future if such policies change, Delta has reviewed the policies of insurance currently maintained by Operator and determined that the insurers providing such policies and the terms and conditions of such policies are satisfactory to Delta for purposes of Section 14(A) above; and

2.
Delta’s rights to approve the insurers providing such policies and the other terms and conditions of such policies for purposes of Section 14(A) above, and Delta’s rights to require additional insurance coverages pursuant to Section 14(G) above, shall be waived for so long as Operator participates in a joint insurance program administered by Northwest Airlines, Continental Airlines or any other legacy carrier; provided that the foregoing waiver shall not constitute a waiver or otherwise reduce or excuse Operator’s obligation to provide the insurance specified in clauses 1 through 9 of Section 14(A).

ARTICLE 15.  OPERATIONS OF OPERATOR AS A DELTA CONNECTION CARRIER.

A.  Delta and Operator agree that, subject to the provisions of this Agreement, Operator will operate the Delta Connection Flights exclusively as a Delta Connection carrier.  Unless otherwise agreed by Delta, Operator will operate all Delta Connection Flights and the Aircraft with the passenger seat capacity permitted by law or regulation and otherwise as determined by Delta from time to time.  Operator shall not change any of the Aircraft specifications without the prior consent of Delta.

B.  Operator acknowledges and agrees that participation in the Delta Connection program obligates Operator to offer and maintain a professional, high quality level of service in terms of schedules, customer service and the like.  Accordingly, at the request of Delta, the parties will:  (a) meet to mutually review and discuss the services, operations and plans of Operator and Delta for the Delta Connection program; and (b) jointly develop a written business plan for the Delta Connection operations and services of Operator.  Operator will comply with the business plans so developed.

C.  Delta shall have the right, from time to time, to inspect Operator’s Delta Connection Service, including without limitation Operator’s in-flight service, flight, maintenance, technical operations, gate-check in service, ground operations, Aircraft cleaning and any and all other services and operations performed by Operator in connection with the Delta Connection Flights.  Such inspections may be announced or unannounced, but under no circumstances shall they interfere with the operation of Operator’s business. Failure on the part of Delta to conduct such inspections shall not relieve Operator of its obligations to conform with the service and performance standards set forth in this Agreement.

ARTICLE 16.  REPRESENTATIONS AND WARRANTIES.

A.  Representations; Warranties and Covenants of Parent and Operator.  Each of Parent and Operator represents and warrants to Delta as of the date hereof as follows:

(1)  Organization and Qualification.  Each of Parent and Operator is a duly organized and validly existing corporation in good standing under the laws of its state of incorporation and has the corporate power and authority to own, operate and use its assets and operate the Delta Connection Flights.

(2)         Authority Relative to this Agreement.  Each of Parent and Operator has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Operator.  This Agreement has been duly and validly executed and delivered by each of Parent and Operator and is, assuming due execution and delivery thereof by Delta and that Delta has full legal power and right to enter into this Agreement, a valid and binding obligation of each of Parent and Operator, enforceable against each of them in accordance with its terms.

(3)  Conflicts; Defaults.  Neither the execution or delivery of this Agreement nor the performance by Parent and Operator of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of such entity’s articles of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including without  limitation, any order, judgment or decree relating to the Delta Connection Flights, (ii) result in the creation or imposition of liens in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

(4)  Broker.  Neither Parent nor Operator has retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

(5)  Compliance.  All air transportation services performed pursuant to this Agreement or otherwise by Operator shall be conducted in full compliance with all applicable statutes, orders, rules, regulations and notifications, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over its operations, including, but not limited to, the FAA, DOD, and DOT. Operator’s compliance with such governmental statutes, orders, rules, regulations and notifications will be the sole and exclusive obligation of Operator, and Delta will have no obligation, responsibility, or liability, whether direct or indirect, with respect to such matters.

B.  Representations and Warranties of Delta.  Delta represents to each of Parent and Operator as of the date hereof as follows:

(1)  Organization and Qualification.  Delta is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and use its assets and to operate the Delta Connection program.

(2)  Authority Relative to this Agreement.  Delta has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Delta.  This Agreement has been duly and validly executed and delivered by Delta and is, assuming due execution and delivery thereof by Parent and Operator and that each of Parent and Operator has full legal power and right to enter into this Agreement, a valid and binding obligation of Delta, enforceable against Delta in accordance with its terms.

(3)         Conflicts; Defaults.  Neither the execution or delivery of this Agreement nor the performance by Delta of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Delta’s articles of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement or instrument, including without limitation, any order, judgment or decree relating to the Delta Connection Flights, (ii) result in the creation or imposition of any liens in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

               (4)  Broker.  Delta has not retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

                               (5)  Compliance.  All air transportation-related actions performed pursuant to this Agreement or otherwise by Delta shall be conducted in full compliance with all applicable statutes, orders, rules, regulations and notifications, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over its operations, including, but not limited to, the FAA, DOD, and DOT. Delta’s compliance with such governmental statutes, orders, rules, regulations and notifications will be the sole and exclusive obligation of Delta, and neither Parent nor Operator will have any obligation, responsibility, or liability, whether direct or indirect, with respect to such matters.

ARTICLE 17.  COVENANTS OF OPERATOR.  Operator hereby covenants and agrees that:

A.  If requested by Delta at any time during the Term of this Agreement, Operator shall place its flight designator code on certain flights operated by Delta or an affiliate of Delta.

B.  During the Term of this Agreement, Operator shall not, on the same operating certificate as the Aircraft, own, lease or operate for any purpose any aircraft, whether for itself, Delta or another carrier, that will cause Delta to be in violation of its collective bargaining agreement with its pilots, or, with respect to Operator’s commencing the ownership, lease or operation of a new type or size aircraft in the future, as such agreement may have been amended at such time.  In furtherance of the above, as of the Agreement Date, Operator shall not, on the same operating certificate as the Aircraft, own, lease or operate any turbo-prop aircraft that is configured with more than seventy-two (72) seats.  With respect to regional jet aircraft, as of the Agreement Date, Operator may operate, on the same operating certificate as the Aircraft, for itself or a carrier other than Delta, any number of regional jet aircraft that is certificated for up to 106 seats, but configured with no more than ninety-seven (97) seats, provided such aircraft is not operated on any city pair that is served by Delta or an affiliate of Delta.

C.  Operator shall not enter into any binding agreement or arrangement (or series of agreements or arrangements) with any third party (excluding any employee collective bargaining units) for the procurement of any goods or services relating to Operator, the Aircraft or operation of any of the Delta Connection Flights that will result in a material increase in Operator’s Pass Through Costs to perform its services hereunder without the prior written consent of Delta, which consent shall not be unreasonably withheld (it being understood that Delta’s consent shall not be required if Operator does not pass any such increased costs to Delta as Pass Through Costs).

D.  At the request of Delta, Operator agrees to enter into such agreement(s) with another air carrier as may be necessary to implement share code-sharing on the Delta Connection Flights with such other air carrier.

E.  Operator agrees that any pilot furloughed by Delta will be given preferential new hire opportunities at Operator if such pilot completes all new hire paper work, meets all new hire airman and medical qualifications, satisfies background checks and successfully completes an interview and employment process, subject to any other preferences arising from existing contractual arrangements to which Parent or Operator is currently a party as of the Agreement Date.  Operator and Delta shall determine and implement mutually acceptable procedures and processes to effectuate the new hire opportunity commitment set forth above.  Delta agrees to offer preferential interviews for employment to airmen employed by Operator, subject to Delta's objectives for diversity and experience among newly hired pilots.

F.  Operator shall file all reports and plans relating to its operations with the DOD, DOT, FAA, NTSB or any state or airport authority, and Operator shall promptly furnish Delta with copies of all such reports and such other available traffic and operating reports as Delta may request from time to time.  Additionally, Operator will promptly furnish Delta with a copy of every report and plan that Operator prepares, whether or not such report is filed with the FAA, NTSB or any other governmental agency, relating to any accident or incident involving an Aircraft when such accident or incident is claimed to have resulted in the death or injury to any person or the loss of, damage to or destruction of any property.

G.  All flight operations, dispatch operations and flights and all other operations undertaken by Operator pursuant to this Agreement shall be conducted and operated by Operator in strict compliance with all Governmental Regulations, including, without limitation, those relating to airport security, the use and transportation of hazardous materials, flight crew and mechanic qualifications and licensing requirements, crew training and hours.  All Aircraft shall be operated and maintained by Operator in strict compliance with all Minimum Maintenance Standards, all Governmental Regulations, Operator’s own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturer’s instructions.  No later than one (1) year after the Effective Date, Operator shall apply and close out its inspection to establish its registration as an IOSA Operator and maintain such registration at all times thereafter during the Term.  At all times, Operator shall operate with the highest standards of care.

H.  In the event Parent is no longer a public reporting company, Operator shall furnish to Delta (1) within 45 days after the end of each of the three interim calendar quarters, unaudited financial statements including Operator's then current corporate balance sheet and profit and loss statement and  (2) within 91 days after the end of Operator's fiscal year, Operator's then current, audited financial statements including, either separately or on a consolidated basis, the balance sheet and the profit and loss statement, together with associated footnotes, and a copy of the independent auditor's report.  Notwithstanding the reporting status of Parent, Operator shall furnish to Delta within 91 days after the end of Operator's fiscal year, a profit and loss statement with respect to Operator’s Delta Connection operations prepared by SEC line-item and certified by Operator’s chief financial officer.

ARTICLE 18.  CONTRACT INTERPRETATION.

A.  This Agreement is subject to, and will be governed by and interpreted in accordance with, the laws of the State of New York, excluding conflicts of laws principles, and of the United States of America.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may only be brought in the courts of the State of New York in New York County, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereto irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives, to the fullest extent permitted by law, any objection to venue laid therein.  Process in any action or proceeding referred to in the proceeding sentence may be served on any party anywhere in the world.  Each party further agrees to waive any right to a trial by jury.

B.  The descriptive headings of the several articles and sections of this Agreement are inserted for convenience only, confer no rights or obligations on either party, and do not constitute a part of this Agreement.

C.  Time is of the essence in interpreting and performing this Agreement.

D.  This Agreement (including the Exhibits and Schedules hereto) constitutes the entire understanding between the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, are expressly superseded hereby.

E.  If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions.

F.  This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

G.  Because a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled to an injunction restraining such breach or threatened breach and to specific performance of any provision of this Agreement and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.

H.  NO PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC ADVANTAGE, ARISING FROM THIS AGREEMENT OR ANY BREACH HEREOF.

ARTICLE 19.  CIRCUMSTANCES BEYOND THE PARTIES' CONTROL.

With the exception of outstanding rights and obligations, and subject to Section 3(H) hereof, each party will be relieved of its obligations under this Agreement in the event, to the extent and for the period of time that performance is delayed or prevented caused by any acts of God, acts of terrorism or hostilities, war, strike, labor disputes, work stoppage, fire, act of government, court order, or any other act reasonably beyond the control of that party, including but not limited to, non-delivery or delay in delivery of the Aircraft or delay in the completion of required training of the Operator’s employees by the Aircraft manufacturer (each, a “Force Majeure Event”).

ARTICLE 20.  NO LICENSE GRANTED.

A.  This Agreement is not, and shall not be construed to be, a license for either party to use the trade names, trademarks, service marks, or logos of the other party, or its affiliates, without such party's prior written consent.

B.  Operator will conduct all operations described herein under the service mark “Delta Connection.”  Delta hereby grants to Operator a nonexclusive, nontransferable, non-sublicensable license to use certain trademarks, service marks, logos and trade names that Delta owns or has the right to use, including, “Delta,” “Delta Connection,” “SkyMiles,” and the Delta widget design (collectively, the “Delta Marks”) in connection with the services to be rendered by Operator pursuant to this Agreement; provided, however, that at any time during the Term of this Agreement, Delta may alter, amend or revoke the license hereby granted and require Operator’s use of a new or different Delta Mark in connection with the services provided hereunder as Delta may determine in its sole discretion.

C.  Operator hereby acknowledges Delta’s right to use the Delta Marks, further acknowledges the validity of the Delta Marks, and agrees that it will not do anything in any way to infringe or abridge Delta’s, or any of its affiliates’, rights in the Delta Marks or directly or indirectly to challenge the validity of the Delta Marks.

D.  Except as set forth in Section 20(B) above, Operator shall not use any of the Delta Marks without Delta’s prior written consent.

E.  Nothing in this Agreement shall be construed to give Operator the exclusive right to use any of the Delta Marks, or to abridge Delta’s right to use or license any of its trademarks, service marks, trade names or logos(collectively, “Identification”) and to license such other uses of such Identification as Delta or its affiliates may desire.

F.  Should this Agreement be canceled or otherwise terminated for any reason as set forth in Article 11 hereof, all right to use the Delta Marks shall revert to Delta and shall not thereafter be used by Operator in any form or fashion.

G.  Branding.

1.  Livery.  Each of the Aircraft shall be in the color scheme, including exterior paint and interior upholstery and appointments (“Livery”) of the Delta Connection Livery, as provided by Delta to Operator from time to time.  Any changes to the initial Livery of any of the Aircraft shall be done on a schedule as mutually agreed by the parties, and at Delta’s cost.

2.  On Board Branding.  Delta shall control all on board branding and in-flight materials including, without limitation, in-flight publications, food and beverage products, paper goods and service ware.  In the event of any change to the on-board branding or in-flight materials, Delta shall be responsible for reimbursing Operator for any reasonable costs and expenses incurred by Operator in connection therewith.  Operator shall be solely responsible for maintaining all licenses necessary for the serving of in-flight food and beverages on the Delta Connection Flights.

ARTICLE 21.  MODIFICATION AND WAIVER.

No amendment, modification, supplement, termination or waiver of any provision of this Agreement, and no consent to any departure by either party therefrom, shall in any event be effective unless in writing signed by authorized representatives of both parties, and then only in the specific instance and for the specific purpose given.

ARTICLE 22.  NOTICES.

Unless otherwise provided herein, all notices, requests and other communications required or provided for hereunder shall be in writing (including telecopy or similar teletransmission or writing) and shall be given at the following addresses:

(1)  If to Delta:

Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA  30354
Dept. 915
Attn: Vice President- Delta Connection
Telecopy:  [***]

with copies to:

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, GA  30354
Dept. 981
Attn: Executive V.P. and General Counsel
Telecopy:  [***]
(2)  If to Parent or Operator:

Pinnacle Airlines Corp.
1689 Nonconnah Boulevard
Suite 111
Memphis, Tennessee 38132
Attention:  Chief Financial Officer
Telecopy:  [***]

with copies to:

Kevin P. Lewis
Vinson & Elkins LLP
1001 Fannin Street
2500 First City Tower
Houston, Texas 77002
Telecopy: [***]

Any such notice, request or other communication shall be effective (i) if given by mail, upon the earlier of receipt or the third business day after such communication is deposited in the United States mails, registered or certified, with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means including, without limitation, by air courier, when delivered at the address specified herein.  Delta or Operator may change its address for notice purposes by notice to the other party in the manner provided herein.

ARTICLE 23.  ASSIGNMENT.

This Agreement shall bind and inure to the benefit of Delta, Parent and, subject to Section 27 below, Operator, and their respective successors and assigns; provided, however, neither party may assign or transfer this Agreement or any portion hereof to any person or entity except as provided in Article 27 or otherwise without the express written consent of the other party.  Any assignment or transfer, by operation of law or otherwise, without such consent shall be null and void and of no force or effect.

ARTICLE 24.  GOOD FAITH.

Each party shall exercise good faith in its dealings with the other party hereto and in performance of its obligations under this Agreement.

ARTICLE 25.  CONFIDENTIALITY.

A.  Except as otherwise provided below, each party shall, and shall ensure that its directors, officers, employees, affiliates and professional advisors (collectively, the “Representatives”), at all times, maintain strict confidence and secrecy in respect of all Confidential Information (as defined below) of the other party (including its affiliates) received directly or indirectly as a result of this Agreement.  If a party (the “Disclosing Party”) in good faith determines that it is required to disclose any Confidential Information of other party (the “Affected Party”) in order to comply with any applicable law or government regulation, or under the terms of a subpoena or order issued by a court or governmental body, it shall (a) notify the Affected Party immediately of the existence, terms and circumstances surrounding such request, (b) consult with the Affected Party on the advisability of taking legally available steps to resist or narrow such request and (c) if any disclosure of Confidential Information is required to prevent the Disclosing Party from being held in contempt or subject to other legal penalty, furnish only such portion of the Confidential Information as it is legally compelled to disclose and use commercially reasonable efforts (at the cost of the party whose Confidential Information is being protected) to obtain an order or other reliable assurance that confidential treatment shall be accorded to the disclosed Confidential Information.  Each party agrees to transmit Confidential Information only to such of its Representatives as required for the purpose of implementing and administering this Agreement, and shall inform such Representatives of the confidential nature of the Confidential Information and instruct such Representatives to treat such Confidential Information in a manner consistent with this Article 25.

For purposes of this Agreement, “Confidential Information” shall mean (a) all confidential or proprietary information of a party, including, without limitation, trade secrets, information concerning past, present and future research, development, business activities and affairs, finances, properties, methods of operation, processes and systems, customer lists, customer information (such as passenger name record or “PNR” data) and computer procedures and access codes; and (b) the terms and conditions of this Agreement and any reports, invoices or other communications between the parties given in connection with the negotiation or performance of this Agreement; and (c) excludes (i) information already in a party’s possession prior to its disclosure by other party; (ii) information obtained from a third person or entity that is not prohibited from transmitting such information to the receiving party as a result of a contractual, legal or fiduciary obligation to the party whose information is being disclosed; (iii) information that is or becomes generally available to the public, other than as a result of disclosure by a party in violation of this Agreement; or (iv) information that has been or is independently acquired or developed by a party, or its affiliate, without violating any of its obligations under this Agreement.

Notwithstanding the provisions of this Section 25(A) to the contrary, the parties acknowledge that this Agreement may constitute a material contract for purposes of Parent’s disclosure obligations arising under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and that Parent may make any such required disclosure, subject to the prior review by, and meaningful consultation with, Delta.

B.  Each party acknowledges and agrees that in the event of any breach of this Article 25, the Affected Party shall be irreparably and immediately harmed and could not be made whole by monetary damages.  Accordingly, it is agreed that, in addition to any other remedy at law or in equity, the Affected Party shall be entitled to an injunction or injunctions (without the posting of any bond and without proof of actual damages) to prevent breaches or threatened breaches of this Article 25 and/or to compel specific performance of this Article 25.

C.  The confidential obligations of the parties under this Article 25 shall survive the termination or expiration of this Agreement.

ARTICLE 26.  ADDITIONAL DOCUMENTS.

The parties hereby covenant and agree, contemporaneously with the execution of this Agreement, to execute and deliver the following additional documents in connection with this Agreement:

A.  A ground handling agreement, providing for ground handling by Delta (or Delta’s designee) at certain stations operated by Operator;

B.  An Employee Free and Reduced Rate Interline Travel Agreement (the “Interline Agreement”).  The additional terms and conditions set forth on Schedule 26 attached hereto and incorporated herein shall apply with respect to employee non-revenue passenger travel; and

C. The Assignment and Assumption Agreement.

In addition, the parties covenant and agree, prior to the operation of the initial Delta Connection Flight, to execute and deliver an agreement for the provision of emergency response services to be provided by Delta and Operator with respect to Delta Connection Flights, in form and substance reasonably satisfactory to each of Delta and Operator.

ARTICLE 27.  PARENT GUARANTEE AND CHANGE OF OPERATOR.

A.  Parent hereby unconditionally and irrevocably guarantees to Delta the due and punctual performance by Operator of each of Operator’s obligations, agreements and covenants arising under this Agreement and under each term and condition hereof (collectively, the “Obligations”).  If Operator shall fail or be unable to perform any such Obligation as and when the same shall be required to be performed, then Parent, at its sole cost and expense, shall be obligated to promptly perform or cause to be promptly performed each such Obligation in accordance with the terms hereof and thereof.  This guaranty is a guaranty of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Operator or upon any other event or condition whatsoever.  If for any reason any payment Obligation amount shall not be paid by Operator when due, Parent shall immediately pay such amount to the person entitled thereto pursuant to this Agreement, as if such amount constituted the direct and primary obligation of Parent and regardless of whether any person has taken any steps to enforce any rights against Operator to collect such amount.

B.         To the fullest extent permitted under applicable law, the obligations of Parent hereunder shall be absolute and unconditional, shall be continuing and remain in full force and effect until final and irrevocable payment or performance, and shall not be released, discharged, affected or impaired in any respect by:  (a) any amendment, modification, or cancellation of, or addition or supplement to this Agreement; (b) any exercise, acceleration, extension, compromise, settlement, non-exercise, waiver, release, or cancellation by Delta of any right, remedy, power or privilege under or related to this Agreement or any other guaranty of any obligations of Operator; (c) the invalidity or unenforceability, in whole or in part, of this Agreement; (d) any change in the corporate existence, structure or ownership of Operator or Parent or any insolvency, bankruptcy, reorganization or other similar proceeding affecting either of them or their assets; or (e) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge of the liabilities of a guarantor or surety, or which might otherwise limit recourse against Parent.  If acceleration of the time for the performance or payment of any Obligation is stayed upon the insolvency, bankruptcy or reorganization of Operator, all Obligations that are subject to acceleration under the terms of this Agreement shall nonetheless be performed or payable hereunder by Parent.

C.         Parent hereby specifically agrees that it shall not be necessary or required as a condition to enforcement of the obligations hereunder against it, that there be (and Parent, to the fullest extent permitted by applicable law, specifically waives) diligence, presentment, or protest of any kind whatsoever with respect to this guaranty by Parent or the Obligations; such waiver includes, without limitation: (i) presentment for payment upon Operator or Parent or the making of any protest; (ii) any requirement to exhaust any remedies exercisable upon a default under this Agreement or to give any notice of non-performance or non-payment; (iii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety; or (iv) so long as any Obligation remains outstanding, any right of subrogation by virtue of any performance or payment made hereunder.  Parent agrees that any payment or performance of the Obligations guaranteed hereunder or other act that tolls any statute of limitations applicable to enforcement of the Obligations shall similarly operate to toll any statute of limitations applicable to any liability of Parent pursuant to this Article 27.  In addition, to the fullest extent permitted by applicable law, Parent waives the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption laws which, but for this provision, agreement and waiver, might be applicable to any sale made under any judgment, order or decree of any court or otherwise based on the guaranty of Parent pursuant to this Article 27.  All waivers made by Parent in this Section 27(C) and elsewhere throughout this Article 27 are intentional and made by Parent after due consideration of all the consequences thereof.

D.         All of the terms and conditions of this Article 27 shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties; provided that Parent may not assign, delegate or otherwise transfer any of its rights or obligations hereunder without the consent of Delta.

E.         Notwithstanding the provisions of Article 23 or any other provision of this Agreement, subject to the commercially reasonable consent of Delta, at anytime prior to the initial in-service date of the first Aircraft placed into Delta Connection service, Operator may assign all of its rights and obligations hereunder to another wholly-owned subsidiary of Parent, provided that such assignee and Parent shall execute an assignment agreement in form and substance reasonably satisfactory to Delta and whereby such assignee agrees to undertake all of Operator’s past, present and future obligations and liabilities hereunder and succeeds to its rights and privileges hereunder, and Parent acknowledges the continuing effect of Sections 27(A), (B) and (C) above.

IN WITNESS WHEREOF, the parties have executed this Agreement by their undersigned duly authorized representatives:

Pinnacle Airlines, Inc.                                                Pinnacle Airlines Corp.                                              Delta Air Lines, Inc.

By: /s/ Philip H. Trenary                                             By: /s/ Philip H. Trenary                                                    By: /s/ Edward Bastian

Name: Philip H. Trenary                                              Name: Philip H. Trenary                                                    Name:  Edward Bastian

Title: President & CEO                                               Title: President & CEO                                                       Title: Exec. Vice President & CFO

EXHIBIT A

The Aircraft

16 CRJ-900 aircraft

EXHIBIT A-1

Aircraft In-Service Schedule

The Aircraft shall be available to be placed into Delta Connection service in accordance with the following in-service schedule:

Aircraft	In-Service Date*
2	[***]
1	[***]
2	[***]
2	[***]
1	[***]
1	[***]
1	[***]
1	[***]
2	[***]
1	[***]
1	[***]
1	[***]

*In-service dates are based on current estimates of aircraft deliveries.  Deliveries are to take place in the month preceding the aircraft in-service date listed above.  Dates may change when delivery schedule is finalized with the aircraft manufacturer.

Exhibit B

Base Rate Costs	Unit	Unit Rates ($)
		2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Total Flat Cost	Fixed	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Flight Ops	Completed Block Hours	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
In-Flight	Completed Block Hours	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Other MX	Completed Block Hours	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Other MX	Completed Departures	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Maintenance Overhead	Per Month	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Headquarter/Other facilities	Per Month	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Dispatch	Completed Departures	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Overhead	Completed Block Hours	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Pass-Through Cost Estimates	Unit	Unit Rates ($)
		2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Heavy Engine	Completed Block Hours	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Maintenance Reserve	Completed Block Hours	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Aircraft Rent	Aircraft Months	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Fuel	Completed Block Hours	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Landing Fees	Completed Departures	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Aviation Liability Insurance	Completed Block Hours	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Hull and War Risk Insurance	Aircraft Months	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Property Taxes	Aircraft Months	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit C

RES SYSTEM EQUIPMENT

Equipment, as defined in Section 9(B)(1) of the Agreement, may be provided to Operator by Delta for installation at one or more of the following locations of Operator:

1.	Headquarters

2.	Dispatch

3.	Training

4.	Maintenance base for the Aircraft

5.	Stations handled by Operator, if any.

Schedule 3

Monthly Incentive Goals

1.           Monthly Incentive Goals for monthly completion rate and monthly on-time arrival rate:

Completion:  The lesser of [***] or the actual completion rate of Delta mainline operations in similar geographic markets as the Delta Connection Flights during the same applicable month.  A flight shall be “completed” only if it arrives within 4 hours of scheduled arrival.

On-Time Arrival:  The lesser of [***] or the actual on time arrival rate of Delta mainline operations in similar geographic markets as the Delta Connection Flights during the same applicable month.  A flight shall be “on-time” if the flight arrives within 15 minutes of scheduled arrival.

Semi-Annual Incentive Goals

2.           Semi-Annual Incentive Goals for semi-annual completion rate, semi-annual on-time arrival rate and semi-annual customer satisfaction rating:

Completion:  The lesser of [***] or the “Adjusted Completion Rate” of Delta mainline operations (“Adjusted Completion Rate” equal to Delta mainline’s actual completion rate plus [***] of the difference between Delta mainline’s actual completion rate and [***]) in similar geographic markets as the Delta Connection Flights during the same applicable semi-annual period.  A flight shall be “completed” only if it arrives within 4 hours of scheduled arrival.

On-Time Arrival:  The lesser of [***] or the “Adjusted Arrival Rate” of Delta mainline operations (Adjusted Arrival Rate equal to Delta mainline’s actual arrival rate plus [***] of the difference between Delta mainline’s actual arrival rate and [***]) in similar geographic markets as the Delta Connection Flights during the same applicable semi-annual period.  A flight shall be “on-time” if the flight arrives within 15 minutes of scheduled arrival.

Customer Satisfaction: Greater than the average for all regional carriers during the applicable semi-annual period.

Schedule 10

MIMIMUM PERFORMANCE REQUIREMENTS

1.  Completion Rate (actual):  [***] or greater.

2.  On-time Arrivals:  [***] of all flights flown or greater.

3.  Overall Customer Satisfaction:  the industry average of all regional carriers.

Schedule 11

Termination Fee

Month of Termination	Fee Payable to Operator

April, 2007	[***]
May, 2007	[***]
June, 2007	[***]
July, 2007	[***]
August, 2007	[***]
September, 2007	[***]
October, 2007	[***]
November, 2007	[***]
December, 2007	[***]

Schedule 26

Additional Terms and Conditions for Employee Non-Revenue Pass Travel

•	Operator shall cause its eligible employees to pay to Delta a [***] per eligible employee yearly activation fee for Delta Travel package.
•
In addition, Delta shall charge Operator the following service fee for each itinerary flown by any Eligible Operator employee or his or her eligible pass riders:  [***] per mile + [***] per segment.  Delta will provide such data to Operator no less frequently than monthly.  Delta has right to adjust such rate from time to time based on Delta’s actual cost to provide the booking and flight services.

•	Delta shall be entitled to withhold any such yearly activation fees and service fees from any payments due Operator pursuant to the Agreement.
•
Each (i) Operator employee dedicated to the Delta Connection operations conducted by Operator and (ii) management employee of Operator or Parent who spends a substantive amount of his or her time supporting Operator’s Delta Connection operations, and his or her eligible pass riders will be assigned a PPR number/passport authorization dedicated to the Delta operations (e.g. 34XXXXXXX).

•
Excluding Comair, Inc., Atlantic Southeast Airlines, Inc. and SkyWest Airlines, Inc., the terms and conditions of Operator’s employee non-revenue pass travel program will be substantially similar, in the aggregate, to the terms and conditions of the employee non-revenue pass travel program of any other Delta Connection air carrier operating under a capacity purchase arrangement similar to Operator’s.